Exhibit 10.10

AMENDMENT TO THE LOAN AND SECURITY AGREEMENT

AMENDMENT, effective as of October 1, 2010 (this "Amendment"), by and between Tulare Frozen Foods, LLC (the "Borrower") and Amincor, Inc. (the "Lender").

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement, dated as of January 1, 2010 (the “Loan Agreement”), which provides for certain financing to the Borrower upon the terms and conditions contained therein;

WHEREAS, Borrower and Lender have agreed in good faith to amend certain definitions in the Loan Agreement as set forth herein.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.      Unless otherwise specifically provided herein, all terms used and capitalized in this Amendment, but which are not defined herein, shall be deemed to have the respective meanings set forth in the Loan Agreement.

2.      Article 1.2. Definitions, Section 1.2.29, the defined term "Interest Rate" is deleted in its entirety and replaced with the following definition:

“Interest Rate” means eight and 32/100(8.32%) percent per annum."

3.      Except as amended hereby, the Loan Agreement, and the terms and provisions thereof, shall remain in full force and effect.

4.      This Amendment may be executed in one or more counterparts, each of which shall constitute an original. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER Tulare Frozen Foods, LLC, a California limited liability company	LENDER Amincor, Inc., a Nevada Corporation
By:__________________________ Name: Title:	By:__________________________ Name: Title: